SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2005

SIZELER PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-09349	72-1082589
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2542 Williams Boulevard, Kenner, LA	70062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 471-6271

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On September 9, 2005, Sizeler and First Union Real Estate Equity and Mortgage Investments (“First Union”) entered into an agreement (the “Settlement Agreement,” a copy of which is attached hereto as exhibit 10.1 and is incorporated herein by reference) pursuant to which First Union agreed to cease its solicitation of proxies for the Company’s 2005 annual meeting of stockholders and to support the reelection of Sidney W. Lassen and William G. Byrnes to the board of directors. First Union also agreed to withdraw its stockholder proposal. In addition, First Union executed an irrevocable proxy, granting Messrs. Lassen, Masilla and Byrnes the authority to vote First Union’s shares of Company common stock solely with respect to the election of directors at the Company’s 2005 annual meeting of stockholders.

In addition, First Union agreed that until the Company gives public notice of its 2006 annual meeting of stockholders, including 30 days’ advance public notice of the Company’s nominees for election or reelection to the board of directors, it would not:

•	solicit proxies from the Company’s stockholders;

•	grant proxies with respect to shares of the Company (other than in response to the board of directors’ solicitation);

•	take any action to call a special meeting of the Company’s stockholders;

•	make any stockholder proposals in respect of the Company; or

•	take any action to acquire Company stock in excess of the ownership limit set forth in the Company’s Charter, except in response to an attempted acquisition by a third party that was not encouraged or assisted by First Union.

In return, the Company agreed to take certain actions, including electing Michael L. Ashner to a vacancy on the Company’s board of directors to serve until the 2006 annual meeting of stockholders, or when his successor is elected and qualifies, and to the board of directors’ Compensation Committee and Strategic Direction and Acquisition Committee. The board of directors will renominate Mr. Ashner for election in 2006 and 2007 provided that First Union refrains from taking certain actions. Further, if the board of directors is increased to eight or more members, which increase, if greater than eight members, will require the consent of a First Union designee, the Company will elect a second designee of First Union as a member of the board of directors.

The Company agreed to maintain its current practice, consistent with its Bylaws, of appointing to its Nominating and Corporate Governance Committee all directors who are “independent” within the meaning of the New York Stock Exchange Rules. The Company also agreed, pursuant to the Settlement Agreement, to rename its Real Estate Acquisition Committee the “Strategic Direction and Acquisition Committee” and to adopt a charter for the Strategic Direction and Acquisition Committee (a copy of which is attached as Exhibit A to the Settlement Agreement).

The Settlement Agreement also requires that, until October 31, 2006, the Company must obtain the approval of a majority of the board of directors, including First Union’s designee, prior to issuing equity securities (or securities convertible into or redeemable for equity securities) for cash or making certain amendments to the Company’s Bylaws.

In addition, pursuant to the Settlement Agreement, the Company has agreed to reimburse First Union for up to $375,000 of documented legal and proxy-related expenses.

The Company’s obligations under the Settlement Agreement shall expire immediately upon First Union being the beneficial owner of less than 2.0% of the issued and outstanding common stock of Sizeler.

In connection with the Settlement Agreement, on September 9, 2005, Sizeler and First Union entered into a Mutual General Release (a copy of which is attached as Exhibit G to the Settlement Agreement), pursuant to which Sizeler and First Union agreed to end litigation in the United States District Court for the District of Maryland. Both Sizeler and First Union released one another from claims related to the proxy contest and Sizeler’s and First Union’s actions over the past several months, including Sizeler’s March 15 offering of common stock. On September 12, 2005, pursuant to the Settlement Agreement, the Company and First Union filed a Stipulation of Voluntary Dismissal (a form of which is attached as Exhibit H to the Settlement Agreement), seeking an end to litigation in the United States District Court for the District of Maryland.

In addition, pursuant to the Settlement Agreement, on September 9, 2005, the board of directors declared advisable and recommended for stockholder approval at Sizeler’s 2005 annual meeting of stockholders, an amendment of Sizeler’s articles of incorporation (a form of which is attached as Exhibit B to the Settlement Agreement) to effect the elimination of Sizeler’s staggered board of directors by the time of Sizeler’s 2007 annual meeting of stockholders. If the Charter amendment is adopted, Messrs. Lassen and Byrnes will be elected for one year terms at the Company’s 2005 annual meeting of stockholders.

As discussed in Item 5.02 below, in connection with the Settlement Agreement, Mr. Ashner and Peter Braverman delivered certain written undertakings to the Company (a copy of which is attached as Exhibit E to the Settlement Agreement).

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9, 2005, Sizeler accepted the retirement, effective upon the execution of the Settlement Agreement, of Dr. James Peltier, Harold Judell, Theodore H. Strauss and Thomas A. Masilla, Jr. as directors of Sizeler. Mr. Masilla remains as the Company’s President and Chief Operating Officer. The board of directors has designated Dr. Peltier and Messrs. Judell and Strauss directors emeritus, and has awarded each of them an outside director retirement equity award of 5,000 shares of Company common stock, subject to the ratification of a Directors’ Service Recognition Plan at the Company’s 2005 annual meeting of stockholders. The Company had previously disclosed on August 2, 2005 that Dr. Peltier and Mr. Judell would retire at the time of the Company’s 2005 annual meeting of directors.

On September 9, 2005, the board elected Michael L. Ashner to fill the vacancy created by the retirement of Theodore H. Strauss (who was originally elected to serve until Sizeler’s 2006 annual meeting of stockholders). Mr. Ashner was elected to serve until the 2006 annual meeting of stockholders and until his successor is elected and qualified. Sizeler’s board of directors also elected Mr. Ashner to Sizeler’s Compensation Committee and Strategic Direction and Acquisition Committee. Mr. Ashner automatically became a member of Sizeler’s Nominating and Corporate Governance Committee, that is comprised of all directors who are “independent” within the meaning of the New York Stock Exchange Rules.

Mr. Ashner is Chief Executive Officer of First Union. First Union executed the Mutual General Release described above on behalf of itself and its affiliates, including its directors and officers. As Chief Executive Officer of First Union, Mr. Ashner is subject to the Mutual General Release. In addition, in connection with the Settlement Agreement, Mr. Ashner delivered certain written undertakings to the Company (a copy of which is attached as Exhibit E to the Settlement Agreement) requiring him to take or refrain from taking certain actions with respect to Sizeler, including:

•	taking all action within Mr. Ashner’s power as Chief Executive Officer to cause First Union to abide by the terms of the Settlement Agreement;

•	refraining from standing for election to Sizeler’s board of directors at Sizeler’s 2005 annual meeting of stockholders;

•	supporting the election of Sizeler’s board of director nominees at Sizeler’s 2005 annual meeting of stockholders;

•	refraining from any solicitation efforts for candidates other than Sizeler’s board of director nominees at Sizeler’s 2005 annual meeting of stockholders; and

•	refraining from any solicitation efforts for a stockholder proposal regarding the possible liquidation of Sizeler at Sizeler’s 2005 annual meeting of stockholders.

On September 9, 2005, the board of directors authorized a reduction in the size of the board to 7 members, effective upon the execution of the Settlement Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2005, Sizeler’s board of directors amended the company’s Bylaws, as amended, effective immediately, to include the following provisions:

•	a limited modification to the advance notice provisions for director nominations and stockholder proposals made by First Union for Sizeler’s 2006 annual meeting of stockholders;

•	a requirement that if Sizeler has 7 directors, one of the directors shall be a designee of First Union who is reasonably acceptable to the board, and if Sizeler has 8 or more directors, two of the directors shall be designees of First Union who are reasonably acceptable to the board of directors;

•	a requirement that the board of directors give public notice 30 days in advance of the record date for stockholders entitled to vote at Sizeler’s 2006 annual meeting of stockholders, which notice shall include the board of directors’ nominees for election to the board; and

•	a modification to the amendment provisions of the Bylaws to require the vote of a majority of the board of directors, including at least one designee of First Union, for the board of directors to amend, modify or repeal any of the foregoing provisions, provided, that the restriction shall not apply if First Union is the beneficial owner of less than 2% of Sizeler’s stock.

A copy of Amendment No. 3 to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Proxy Solicitation

Sizeler and its directors, including those directors who are also executive officers, may be deemed to be participants in the solicitation of proxies for the 2005 Annual Meeting of Shareholders to be held on October 27, 2005. A listing of the Sizeler directors and certain other information regarding their direct and indirect interests in the solicitation is included in Sizeler’s Schedule 14A filed on June 28, 2005.

Sizeler will also be filing a Definitive Proxy Statement, Form of Proxy Solicited by Sizeler’s Board of Directors and other relevant documents with the Securities and Exchange Commission in connection with its 2005 Annual Meeting. Shareholders of Sizeler are advised to read, when available, Sizeler’s Definitive Proxy Statement and any other relevant documents filed by Sizeler with the Securities and Exchange Commission in connection with Sizeler’s solicitation of proxies for the 2005 Annual Meeting because these documents will contain important information. Shareholders of Sizeler and other interested parties may obtain free of charge, when available, copies of the Definitive Proxy Statement and any other documents filed by Sizeler with the Securities and Exchange Commission (including the Schedule 14A filed on June 28, 2005), at the SEC’s internet website http://www.sec.gov and also on Sizeler’s internet website http://www.sizeler.net. The Schedule 14A and, when available, the Definitive Proxy Statement and Form of Proxy Solicited by Sizeler’s Board of Directors for the 2005 Annual Meeting to be held on October 27, 2005 also may be obtained free of charge by contacting Morrow & Co., Inc., which is assisting Sizeler in the solicitation of proxies, at (800) 654-2468 or (212) 754-8000 (collect).

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1	Amendment No. 3 to Bylaws dated September 9, 2005, attached as Exhibit B to the Settlement Agreement in Exhibit 10.1 hereto.

10.1	Agreement dated September 9, 2005 between Sizeler Property Investors, Inc. and First Union Real Estate and Mortgage Investments, with exhibits.

10.2	General Mutual Release dated September 9, 2005 between Sizeler Property Investors, Inc. and First Union Real Estate and Mortgage Investments, attached as Exhibit G to the Settlement Agreement in Exhibit 10.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sizeler Property Investors, Inc.

Date: September 13, 2005	By:	/s/ Thomas A. Masilla, Jr.,
Thomas A. Masilla, Jr., President And Chief Operating Officer